UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2014 (October 24, 2014)

NEW JERSEY RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey	07719
(Address of principal executive offices)	(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 24, 2014, New Jersey Resources Corporation (“NJR”), as borrower, entered into a $100,000,000 Uncommitted Line of Credit Agreement (the “Line of Credit Agreement”), with Santander Bank, N.A. (the “Lender”), as the lender. The Line of Credit Agreement is scheduled to terminate on October 23, 2015.

Loans under the Line of Credit Agreement are made at the discretion of the Lender and, when made, will bear interest at the Eurodollar Rate (as defined in the Agreement) plus an applicable margin to be determined at the time a borrowing is requested.

The Line of Credit Agreement contains representations and warranties, and defaults customary for transactions of this type, including but not limited to default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants and cross-defaults. The occurrence of an event of default under the Line of Credit Agreement could result in other loans and obligations of NJR becoming immediately due and payable.

A copy of the Line of Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Line of Credit Agreement is qualified in its entirety by reference to the text of the Line of Credit Agreement filed herewith.

NJR and its affiliates regularly engage the Lender to provide other banking services. All of these engagements are negotiated at arm’s length.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not applicable.

(b)	Pro Forma Financial Information.	Not applicable.

(c)	Exhibits

Exhibit 10.1	$100,000,000 Uncommitted Line of Credit Agreement, dated as of October 24, 2014, with Santander Bank, N.A., as the Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: October 30, 2014
	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	$100,000,000 Uncommitted Line of Credit Agreement, dated as of October 24, 2014, with Santander Bank, N.A., as the Lender.